Exhibit 99.906 CERT
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the year ended May 31, 2008 of the Performance Funds Trust (the “Registrant”).
Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certifies that, to such officer’s knowledge:
1.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d)); and
2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

7/30/2008 Date

/s/ Duane A. Dewey Duane A. Dewey
President, Performance Funds Trust

/s/ Christopher E. Sabato

Christopher E. Sabato
Treasurer, Performance Funds Trust
This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.